UNITED STATES	OMB APPROVAL
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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GTSI CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GTSI CORP.
3901 Stonecroft Boulevard
Chantilly, Virginia 20151-1010

SUPPLEMENT TO GTSI CORP. PROXY STATEMENT
Dated April 10, 2007
for the
2007 Annual Meeting of Stockholders

To the Stockholders of GTSI Corp.

This Supplement to the Proxy Statement dated April 4, 2007 of GTSI Corp., a Delaware corporation (“GTSI”), is being furnished to stockholders of record as of the close of business on March 30, 2007, in connection with the solicitation of proxies by GTSI’s board of directors with respect to the annual meeting of stockholders to be held on Thursday, May 3, 2007, at 10:00 a.m., local time, or at any adjournment(s) thereof, for the purposes set forth therein and in the Notice of Meeting of Stockholders that accompanied such Proxy Statement.

The Proxy Statement did not contain Exhibit A: the proposed Amended and Restated 2007 Stock Incentive Plan (the “Plan”). The Plan is now available and is attached to this supplement to the GTSI Corp. Proxy Statement.

Please read the entire Proxy Statement carefully.

Charles E. DeLeon, Secretary April 10, 2007

Exhibit A

GTSI CORP.

AMENDED AND RESTATED

2007 STOCK INCENTIVE PLAN

1.	Establishment and Purposes of the Plan.

GTSI Corp. established this Amended and Restated 2007 Stock Incentive Plan (the “Plan”) to promote the interests of the Company and its stockholders by (i) helping to attract and retain the services of non-employee directors and selected employees of the Company who are in a position to make a material contribution to the successful operation of the Company’s business, (ii) motivating such persons, by means of performance-related incentives, to achieve the Company’s business goals and (iii) enabling such persons to participate in the long-term growth and financial success of the Company by providing them with an opportunity to purchase and own stock of the Company.

2.	Definitions.

The following definitions shall apply throughout the Plan:

a.  “Affiliate” shall mean any entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company.

b.  “Award” means a Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Performance Award granted under the Plan.

c.  “Award Agreement” means a written or electronic agreement executed on behalf of the Corporation by the Chief Executive Officer (or another officer designated by the Committee) and delivered to the Participant and containing terms and provisions of Awards, consistent with the Plan, as the Committee may approve. Such agreement may, but is not required to be, executed by the Participant.

d.  “Board of Directors” shall mean the Board of Directors of the Company.

e.  “Cause” means (W) termination of Participant’s employment for “cause” in accordance with the Company’s written policies or pursuant to the definition of “cause” as indicated in any agreement Participant may have with the Company; (X) dishonesty or conviction of a crime which brings the Participant into disrepute or is likely to have a material detrimental impact on the business operations of the Company; (Y) failure to perform his or her duties to the satisfaction of the Company after written notice; or (Z) engaging in conduct that could be materially damaging to the Company without a reasonable good faith belief that such conduct was in the best interest of the Company. The determination of “Cause” shall be made by the Committee and its determination shall be final and conclusive.

f.  “Code” shall mean the Internal Revenue Code of 1986, as amended. References in the Plan to any section of the Code shall be deemed to include any amendment or successor provisions to such section and any regulations issued under such section.

g.  “Common Stock” shall mean the common stock, par value $0.005 per share, of the Company.

h.  “Company” shall mean GTSI Corp., a Delaware Corporation and any “subsidiary” corporation, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code, or any entity in which GTSI owns at least a 51% interest.

i.  “Committee” shall mean the Committee appointed by the Board of Directors in accordance with Section 4(a) of the Plan or, if no Committee shall be appointed or in office, the Board of Directors.

j.  “Continuous Employment” shall mean the absence of any interruption or termination of employment by the Company. Continuous Employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Committee or in the case of transfers between locations of the Company.

k.  “Covered Employee” means any individual who, on the last day of the taxable year, is the Chief Executive Officer of the Company or is acting in such capacity or among the four highest paid compensated officers (other than the Chief Executive Officer) within the meaning of Section 162(m) of the Code.

l.  “Disinterested Person” shall mean an administrator of the Plan who satisfies the requirements, if any, imposed on administrators of plans in order for the grant of Awards or Options to be exempt under any version of Rule 16b–;3 under the Exchange Act that is relied on by the Company.

m.  “Employee” shall mean any employee of the Company, including officers and directors who are also employees. In determining whether an employment relationship exists, the regulations of the United States Treasury Department relating to the determination of the employment relationship for the purpose of collection of income tax on wages at the source shall be applied.

n.  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

o.  “Fair Market Value” shall mean, with respect to Shares, the fair market value per Share on the date an option is granted and, so long as the Shares are quoted on the National Association of Securities Dealers Automated Quotations (“Nasdaq”) System, the Fair Market Value per Share shall be the closing price on the Nasdaq Stock Market as of the date of grant of the Option, as reported in The Wall Street Journal or, if there are no sales on such date, on the immediately preceding day on which there were reported sales.

p.  “Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

q.  “Non-Employee Director” shall mean any director of the Company who is not an Employee of the Company.

r.  “Non-Statutory Stock Option” shall mean an Option which is not an Incentive Stock Option.

s.  “Option” shall mean a stock option to purchase Common Stock granted to an Optionee pursuant to the Plan.

t.  “Option Agreement” means a written agreement substantially in such form or forms as the Committee (subject to the terms and conditions of the Plan) may from time to time approve, evidencing and reflecting the terms of an Option.

u.  “Optioned Stock” shall mean the Common Stock subject to an Option granted pursuant to the Plan.

v.  “Optionee” shall mean any Employee or Non-Employee Director who is granted an Option.

w.  “Participant” means an eligible person under the Plan who is selected by the Committee to receive an Award under the Plan.

x.  “Performance Award” means a contractual right awarded pursuant to the Plan to receive a share of Common Stock (or its value in cash) or a cash-denominated award which right will be forfeitable by the Participant until the achievement of pre-established performance objectives over a performance period. After the right becomes nonforfeitable, any Common Stock or other consideration issued in respect of the Performance Award will itself be nonforfeitable upon issuance.

y.  “Plan” shall mean this Amended and Restated 2007 Incentive Stock Plan.

z.  “Restricted Stock” means an award of shares of Common Stock made pursuant to the Plan that is nontransferable and forfeitable by the Participant until the completion of a specified period of future service, the achievement of pre-established performance objectives or until otherwise determined by the Committee.

aa.  “Restricted Stock Unit” means a contractual right awarded pursuant to the Plan to receive a share of Common Stock (or its value in cash) which Common Stock (or its value in cash) will itself be forfeitable by the Participant until the completion of a specified period of future service, the achievement of pre-established performance objectives or until otherwise determined by the Committee.

bb.  “Securities Act” means the Securities Act of 1933, as in effect from time to time.

cc.  “Shares” shall mean shares of the Common Stock or any shares into which such Shares may be converted in accordance with Section 12 of the Plan

dd.	“Stock Appreciation Right” means a contractual right awarded pursuant to the Plan to receive a number of shares of Common Stock with an aggregate value equal to the excess, if any, of (a) the Fair Market Value of the number of Shares, as specified in the Award; over (b) the exercise price for such number of Shares, as specified in the Award, at such time as the Stock Appreciation Right is exercised.

3.	Shares Reserved.

The maximum aggregate number of Shares reserved for issuance pursuant to the Plan shall be 4,500,000 Shares or the number of shares of stock to which such Shares shall be adjusted as provided in Section 12 of the Plan. Such number of Shares may be set aside out of authorized but unissued Shares not reserved for any other purpose, or out of issued Shares acquired for and held in the treasury of the Company from time to time.

Shares subject to, but not sold or issued under, any Option or Award terminating, expiring or canceled for any reason prior to its exercise in full, shall again become available for Options or Awards thereafter granted under the Plan, and the same shall not be deemed an increase in the number of Shares reserved for issuance under the Plan.

Awards that can only be settled in cash shall not result in a charge against the aggregate number of Shares available for issuance. For purposes of determining the maximum number of shares available for issuance under the Plan, Awards that may be settled in Shares shall initially cause the available reserve to be reduced by the maximum number of Shares that may be issued in connection with the Award. Notwithstanding the foregoing, any Shares not actually issued at exercise or settlement shall again be available for issuance under the Plan.

4.	Administration of the Plan.

a.  The Plan shall be administered by a Committee designated by the Board of Directors to administer the Plan and comprised of not less than two directors, each of whom is a Disinterested Person. In addition, each director designated by the Board of Directors to administer the Plan shall be an “outside director” as defined in the Treasury regulations issued pursuant to Section 162(m) of the Code. Members of the Committee shall serve for such period of time as the Board of Directors may determine or until their resignation, retirement, removal or death, if sooner. From time to time the Board of Directors may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefore or fill vacancies however caused.

b.  Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion: (i) to grant Awards, Incentive Stock Options in accordance with Section 422 of the Code, or Non-Statutory Stock Options; (ii) to determine, upon review of relevant information, the Fair Market Value per Share; (iii) to determine the exercise price of the Options to be granted in accordance with

Section 7(c) of the Plan and the exercise price of the Stock Appreciation Rights to be granted in accordance with Section 9 of the Plan; (iv) to determine the Employees or Non-Employee Directors to whom, and the time or times at which, Awards or Options shall be granted, and the number of Shares subject to each Award or Option; (v) to prescribe, amend and rescind rules and regulations relating to the Plan subject to the limitations set forth in Section 13 of the Plan; (vi) to determine the terms and provisions of each Award or Option granted to Participants or Optionees under the Plan and each Award Agreement or Option Agreement (which need not be identical with the terms of other Awards, Options, Award Agreements and Option Agreements) and, with the consent of the Participant or Optionee, to modify or amend an outstanding Award, Option, Award Agreement or Option Agreement; (vii) to accelerate the exercise date of any Option or the vesting date of any Award; (viii) to determine whether any Participants or Optionee will be required to execute a stock repurchase agreement or other agreement as a condition to the exercise of an Option or Award, and to determine the terms and provisions of any such agreement (which need not be identical with the terms of any other such agreement) and, with the consent of the applicable Participant or Optionee, to amend any such agreement; (ix) to interpret the Plan or any agreement entered into with respect to the grant or exercise of Awards or Options; (x) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award or Option previously granted or to take such other actions as may be necessary or appropriate with respect to the Company’s rights pursuant to Awards or Options or agreements relating to the grant or exercise thereof; and (xi) to make such other determinations and establish such other procedures as it deems necessary or advisable for the administration of the Plan. Notwithstanding anything else herein, the Committee shall not have the authority to adjust or amend the exercise price of any Options previously awarded to any Optionee, whether through amendment, cancellation, replacement grant or other means.

c.  All decisions, determinations and interpretations of the Committee shall be final and binding on all Participants and Optionees and any other holders of any Awards or Options granted under the Plan.

d.  The Committee shall keep minutes of its meetings and of the actions taken by it without a meeting. A majority of the Committee shall constitute a quorum, and the actions of a majority at a meeting, including a telephone meeting, at which a quorum is present, or acts approved in writing by a majority of the members of the Committee without a meeting, shall constitute acts of the Committee.

e.  The Company shall pay all original issue and transfer taxes with respect to the grant of Awards or Options and/or the issue and transfer of Shares pursuant to the exercise thereof, and all other fees and expenses necessarily incurred by the Company in connection therewith; provided, however, that the person exercising an Award or Option shall be responsible for all payroll, withholding, income and other taxes incurred by such person in respect of the exercise of an Award or Option or transfer of Shares.

5.	Eligibility.

a.  Non-Statutory Stock Options and Awards may be granted under the Plan to Employees and Non-Employee Directors; Incentive Stock Options may be granted under the Plan only to Employees.

b.  An Employee or Non-Employee Director who has been granted an Award or Option may, if he or she is otherwise eligible, be granted additional Awards or Options.

6.	Options for Non-Employee Directors.

Non-Employee Directors may be granted Options in accordance with this Section 6 or Awards in accordance with Exhibit 1 to the Plan, as determined by the Committee from time to time.

If an Optionee ceases to serve as a Non-Employee Director for any reason, he or she may thereafter exercise his or her Option, to the extent he or she was entitled to do so at the date of such cessation, at any time before the earlier of (a) the fifth anniversary of the cessation date and (b) the date on which the respective Option would have expired if the Optionee had not ceased to serve as a Non-Employee Director.

To the extent that an Optionee who is a former Non-Employee Director does not exercise his or her Options (which he or she was entitled to exercise) within the applicable time period specified herein, the Option shall terminate. The consideration to be paid for the Shares to be issued upon exercise of an option by a Non-Employee Director shall consist of (a) cash or check or (b) subject to approval by the Committee, cash, check, broker’s commitment to pay, or Common Stock held by the Optionee for at least six months, or some combination thereof.

7.	Terms and Conditions of Options.

Options granted pursuant to the Plan by the Committee shall be either Incentive Stock Options or Non-Statutory Stock Options and shall be evidenced by an Option Agreement providing, in addition to such other terms as the Committee may deem advisable, the following terms and conditions:

a.  Time of Granting Options. The date of grant of an Option be the date on which the Committee makes the determination granting such Option. Notice of the determination shall be given to each Optionee within a reasonable time after the date of such grant.

b.  Number of Shares. Each Option Agreement shall state the number of Shares to which it pertains and whether such Option is intended to constitute an Incentive Stock Option or a Non-Statutory Stock Option, provided, however, that the maximum number of Shares to which Options may be granted during a single fiscal year of the Company to any one Employee or Non-Employee Director shall not exceed 100,000 Shares and the maximum number of Shares to which Options may be granted during a single fiscal year of the Company to all Employees and Non-Employee Directors shall not exceed

500,000 Shares. If an Option held by an Employee or Non-Employee Director is canceled, the canceled Option shall continue to be counted against the maximum number of Shares for which Options may be granted to such Employee or Non-Employee Director and any replacement Option granted to such Employee or Non-Employee Director shall also count against such limit.

c.  Exercise Price. The exercise price per Share for the Shares to be issued pursuant to the exercise of an Option shall be such price as is determined by the Committee; provided, however, that with respect to both Non-Statutory Stock Options and Incentive Stock Options such price shall in no event be less than 100% of the Fair Market Value per Share on the date of grant, except that the Committee may specifically provide that the exercise price of an Option may be higher or lower in the case of an Option granted to employees of a company acquired by the Company in assumption and substitution of options held by such employees at the time such company is acquired.

     In the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the combined voting power of all classes of stock of the Company, the exercise price per Share shall be no less than 110% of the Fair Market Value per Share on the date of grant.

d.  Medium and Time of Payment. Except in the case of Non-Employee Directors, which shall be governed by Section 6, the consideration to be paid for the Shares to be issued upon exercise of an Option and to be paid to satisfy any withholding tax obligation incident thereto, including the method of payment, shall be determined by the Committee and, subject to approval by the Committee, may consist entirely or in any combination of cash, check, a commitment to pay by a broker or Shares held by the Optionee or issuable upon exercise of the Option, or such other consideration and method of payment permitted under any laws to which the Company is subject. In the case of an Incentive Stock Option, such provision shall be determined on the date of the grant.

e.  Term of Options. The term of an Incentive Stock Option may be up to 10 years from the date of grant thereof; provided, however, that following stockholder approval of the amendments to this Plan at the 2007 annual meeting of stockholders, the maximum term for all subsequent grants shall be seven years from the date of grant, and provided further, that the term of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, shall be five years from the date of grant thereof or such shorter term as may be provided in the Option.

     The term of a Non-Statutory Stock Option, in the case of an Employee, may be up to 10 years from the date such Employee first becomes vested in any portion of an Option award; and in the case of Non-Employee Director, may be up to 10 years from the date of grant thereof, provided that following stockholder approval of the amendments to this Plan at the 2007 annual meeting of stockholders, the maximum term for all subsequent grants to Employees shall be seven years from the date such Employee first becomes vested in any portion of an Option award and the maximum term for all subsequent grants to Non-Employee Directors shall be seven years from the date of grant.

     The term of any Option may be less than the maximum term provided for herein as specified by the Committee upon grant of the Option and as set forth therein.

f.  Maximum Amount of Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time an Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under all incentive stock option plans of the Company exceeds $100,000, the Options in excess of such limit shall be treated as Non-Statutory Stock Options.

8.	Exercise of Option.

a.  In General. Any Option granted hereunder to an Employee shall be exercisable at such times and under such conditions as may be determined by the Committee and as shall be permissible under the terms of the Plan, including any performance criteria with respect to the Company and/or the Optionee as may be determined by the Committee. Any Option granted hereunder to a Non-Employee Director shall be exercisable at such times and under such conditions as set forth in Section 6 of the Plan.

     An Option may be exercised in accordance with the provisions of the Plan as to all or any portion of the Shares then exercisable under an Option from time to time during the term of the Option. However, an Option may not be exercised for a fraction of a Share.

b.  Procedure. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company at its principal business office in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company, accompanied by any other agreements required by the terms of the Plan and/or Option Agreement or as required by the Committee and payment by the Optionee of all payroll, withholding or income taxes incurred in connection with such Option exercise (or arrangements for the collection or payment of such tax satisfactory to the Committee are made). Full payment may consist of such consideration and method of payment allowable under Section 7(d) of the Plan.

c.  Decrease in Available Shares. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

d.  Exercise of Stockholder Rights. Until the Option is properly exercised in accordance with the terms of this section, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Option is exercised, except as provided in Section 12 of the Plan.

e.  Termination of Eligibility. If an Optionee ceases to serve as an Employee or Non-Employee Director for any reason other than death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code) and thereby terminates his or her Continuous Employment, he or she may, but only within one month, or such other period of time not exceeding three months in the case of an Incentive Stock Option (or in the case of an Optionee subject to Rule 16b–3 of the Securities Exchange Act of 1934, as amended, the greater of six months from the date of the Option award or three months from the date of termination of employment) or six months in the case of a Non-Statutory Stock Option, in each case as is determined by the Committee, following the date he or she ceases his or her Continuous Employment (subject to any earlier termination of the Option as provided by its terms), exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise the Option at the date of such termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate. Notwithstanding anything to the contrary herein, the Committee may at any time and from time to time prior to the termination of a Non-Statutory Stock Option, with the consent of the Optionee, extend the period of time during which the Optionee may exercise his or her Non-Statutory Stock Option following the date he or she ceases his or her Continuous Employment; provided, however, that the maximum period of time during which a Non-Statutory Stock Option shall be exercisable following the date on which an Optionee terminates his or her Continuous Employment shall not exceed an aggregate of six months, that the Non-Statutory Stock Option shall not be, or as a result of such extension become, exercisable after the expiration of the term of such Option as set forth in the Option Agreement and, notwithstanding any extension of time during which the Non-Statutory Stock Option may be exercised, that such Option, unless otherwise amended by the Committee, shall only be exercisable to the extent the Optionee was entitled to exercise it on the date he or she ceased his or her Continuous Employment.

f.  Death or Disability Of Optionee. If an Optionee’s Continuous Employment ceases due to death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code) of the Optionee, the Option may be exercised within six months (or such other period of time not exceeding one year as is determined by the Committee) following the date of death or termination of Continuous Employment due to permanent or total disability (subject to any earlier termination of the Option as provided by its terms), by the Optionee in the case of permanent or total disability, or in the case of death by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but in any case (unless otherwise determined by the Committee) only to the extent the Optionee was entitled to exercise the Option at the date of his or her termination of employment by death or permanent and total disability. To the extent that he or she was not entitled to exercise such Option at the date of his or her termination of employment by death or permanent and total disability, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

g.  Expiration of Option. Notwithstanding any provision in the Plan, including but not limited to the provisions set forth in Sections 8(e) and 8(f), an Option may not be exercised, under any circumstances, after the expiration of its term.

h.  Conditions on Exercise and Issuance. As soon as practicable after any proper exercise of an Option in accordance with the provisions of the Plan, the Company shall deliver to the Optionee at the principal executive office of the Company or such other place as shall be mutually agreed upon between the Company and the Optionee, a certificate or certificates representing the Shares for which the Option shall have been exercised. The time of issuance and delivery of the certificate or certificates representing the Shares for which the Option shall have been exercised may be postponed by the Company for such period as may be required by the Company, with reasonable diligence, to comply with any law or regulation applicable to the issuance or delivery of such Shares.

     Options granted under the Plan are conditioned upon the Company obtaining any required permit or order from appropriate governmental agencies, authorizing the Company to issue such Options and Shares issuable upon exercise thereof. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, applicable state law, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and may be further subject to the approval of counsel for the Company with respect to such compliance.

i.  Withholding or Deduction for Taxes. The grant of Options hereunder and the issuance of Shares pursuant to the exercise thereof is conditioned upon the Company’s reservation of the right to withhold, in accordance with any applicable law, from any compensation or other amounts payable to the Optionee any taxes required to be withheld under Federal, state or local law as a result of the grant or exercise of such Option or the sale of the Shares issued upon exercise thereof. To the extent that compensation and other amounts, if any, payable to the Optionee are insufficient to pay any taxes required to be so withheld, the Company may, in its sole discretion, require the Optionee, as a condition of the exercise of an Option, to pay in cash to the Company an amount sufficient to cover such tax liability or otherwise to make adequate provision for the delivery to the Company of cash necessary to satisfy the Company’s withholding obligations under Federal and state law.

9.	Awards.

a.  The Committee may issue Awards (consisting of Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Performance Awards) to Employees and Non-Employee Directors as set forth in Exhibit 1, which is incorporated in the Plan.

b.  The Committee may impose such restrictions on any Shares issued pursuant to the settlement of any Award granted hereunder as it may deem advisable, including without limitation restrictions under the Securities Act, under the requirements of the applicable stock exchange and under any Blue Sky or securities laws applicable to such shares. Notwithstanding any other Plan provision to the contrary, the Company shall not be obligated to issue, deliver or transfer Shares under the Plan, or take any other action, unless such issuance, delivery, transfer or other action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act, the requirement with respect to a deferral of payment recognized under Section 409A of the Code, or withholding tax requirements). The Committee may cause a restrictive legend to be placed on any certificate issued pursuant to the vesting of Restricted Stock or the settlement of an Award granted hereunder in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

c.  The Committee may postpone any grant, exercise, vesting or payment of any Award for such time as the Committee in its sole discretion may deem necessary (i) to effect, amend or maintain any necessary registration of the Plan or Shares issuable pursuant to Awards under the securities law; (ii) to permit any action to be taken in order to (A) list such Shares or other shares of stock of the Company on a stock exchange if Shares or other shares of stock of the Company are not then listed on such exchange or (B) comply with restrictions or regulations incident to the maintenance of a public market for its Shares or other shares of stock of the Company, including any rules and regulations of any stock exchange on which the Shares or other shares of stock of the Company are listed; (iii) to determine that such Shares are exempt from such registration or that no action of the kind referred to in (ii)(B) above needs to be taken; (iv) to comply with any other applicable law, including without limitation, securities law; (v) during any such time the Company is prohibited from doing any such acts under applicable law, including without limitation, during the course of any investigation or under any contract, loan agreement or covenant or other agreement to which the Company is a party; (vi) to otherwise comply with any prohibition on such acts or payments during any applicable blackout period; and the Company shall not be obligated by virtue of any Award Agreement or any other provision of the Plan to recognize the grant, exercise, vesting or payment of an Award or to grant, sell or issue Shares or make any other payments under such circumstances. Any such postponement shall not extend the term of the Award and neither the Company nor the Committee shall have any obligation or liability to any Participant or to any other person with respect to Shares or payments to which the Award shall lapse because of such postponement.

d.  The Plan, insofar as it provides for Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company or any person with respect to any Award under the Plan shall be based solely upon any contractual obligations that may be created thereto. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property or assets of the Company.

e.  Notwithstanding any other provision hereof, the Committee may grant Awards in substitution for performance shares, incentive awards, stock awards, stock appreciation rights or similar awards held by an individual who becomes an Employee or Non-Employee Director in connection with a transaction described in Section 424(a) of the Code (or which would be so described if the substitution or assumption under that Section had occurred) with the Company. Notwithstanding any other provisions of the Plan, the terms of such substitute Awards shall be as the Committee, in its discretion, determines is appropriate.

10.	Non-transferability of Options.

Options granted under the Plan may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution or, if permitted of Options granted under Rule 16b–3, transfers between spouses incident to a divorce.

11.  Holding Period.

In the case of officers and directors of the Company, at least six months must elapse from the date of grant of the Option to the date of disposition of the underlying Shares.

12.	Adjustment Upon Change in Corporate Structure.

a.  Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award or Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards or Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award or Option, as well as the exercise or purchase price per Share covered by each such outstanding Award or Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split or combination or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company (other than stock awards to Employees or directors); provided, however, that the conversion of any convertible securities of the Company shall not be deemed to have been effected without the receipt of consideration. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to the Plan, an Award or an Option.

b.  In the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company (other than in the ordinary course of business), or the merger or consolidation of the Company with or into another corporation, as a result of which the Company is not the surviving and controlling corporation, the Board of Directors shall (A) make provision for the assumption of all outstanding options and Awards by the successor corporation or (B) declare that any Option or Award shall terminate as of a date fixed by the Board of Directors which is at least 30 days after the notice thereof to the Optionee or Participant and (i) the Board of Directors shall give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable provided such exercise does not violate Section 8(e) of the Plan and (ii) the Awards shall immediately become full vested (at target for Performance Awards) and, if applicable, exercisable and payable.

c.  No fractional shares of Common Stock shall be issuable on account of any action aforesaid, and the aggregate number of shares into which Shares then covered by the Award or Option, when changed as the result of such action, shall be reduced to the largest number of whole shares resulting from such action, unless the Board of Directors, in its sole discretion, shall determine to issue scrip certificates in respect to any fractional shares, which scrip certificates, in such event shall be in a form and have such terms and conditions as the Board of Directors in its discretion shall prescribe.

13.	Stockholder Approval.

Effectiveness of the Plan shall be subject to approval by the stockholders of the Company within 12 months before or after the date the Plan is adopted; provided, however, that Awards and Options may be granted pursuant to the Plan subject to subsequent approval of the Plan by such stockholders. Stockholder approval shall be obtained by the affirmative votes of the holders of a majority of voting Shares present or represented and entitled to vote at a meeting of stockholders duly held in accordance with the laws of the State of Delaware.

14.	Amendment and Termination of the Plan.

a.  Amendment and Termination. Except as provided in Section 14(b) of the Plan, the Committee may amend or terminate the Plan from time to time in such respects as the Committee may deem advisable and shall make any amendments which may be required so that Options intended to be Incentive Stock Options shall at all times continue to be Incentive Stock Options for the purpose of Section 422 of the Code; provided, however, that without approval of the holders of a majority of the voting Shares present or represented and entitled to vote at a valid meeting of stockholders, no such revision or amendment shall be made that affects the ability of Options or Awards thereafter granted under the Plan to satisfy Rule 16b–3.

b.  Effect of Amendment or Termination. Except as otherwise provided in Section 12 of the Plan, any amendment or termination of the Plan shall not affect Awards or Options already granted and such Awards or Options shall remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant or Optionee and the Company, which agreement must be in writing and signed by the Participant or Optionee and the Company. Notwithstanding anything to the contrary herein, the Plan shall not adversely affect, unless mutually agreed in writing by the Company and a Participant or an Optionee, the terms and provisions of any Award or Option granted prior to the date the Plan was approved by stockholders as provided in Section 13 of the Plan.

15.	Indemnification.

No member of the Committee or of the Board of Directors shall be liable for any act or action taken, whether of commission or omission, except in circumstances involving willful misconduct, or for any act or action taken, whether of commission or omission, by any other member or by any officer, agent, or Employee. In addition to such other rights of indemnification they may have as members of the Board of Directors, or as members of the Committee, the Committee shall be indemnified by the Company against reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken, by commission or omission, in connection with the Plan or any Award or Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for willful misconduct in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

16.	General Provisions.

a.  Other Plans. Nothing contained in the Plan shall prohibit the Company from establishing additional incentive compensation arrangements.

b.  No Enlargement of Rights. Neither the Plan, nor the granting of Shares, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain an Employee or a Non-Employee Director for any period of time, or at any particular rate of compensation. Nothing in the Plan shall be deemed to limit or affect the right of the Company or any such corporations to discharge any Employee thereof at any time for any reason or no reason. Nothing in the Plan shall in any way limit or affect the right of the Board of Directors or the stockholders of the Company to remove any Non-Employee Director or otherwise terminate his or her service as a director of the Company.

     No Employee or Non-Employee Director shall have any right to or interest in Awards or Options authorized hereunder prior to the grant thereof to such eligible person, and upon such grant he or she shall have only such rights and interests as are expressly provided herein and in the related Award Agreement or Option Agreement, subject, however, to all applicable provisions of the Company’s Certificate of Incorporation, as the same may be amended from time to time.

c.  Notice. Any notice to be given to the Company pursuant to the provisions of the Plan shall be addressed to the Company in care of its Secretary (or such other person as the Company may designate from time to time) at its principal office, and any notice to be given to a Participant or an Optionee to whom an Award or Option is granted hereunder shall be delivered personally or addressed to him or her at the address given beneath his or her signature on his or her Award Agreement or Option Agreement, or at such other address as such Optionee or his or her transferee (upon the transfer of the Optioned Stock) may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and actually received by the Company. It shall be the obligation of each Participant or Optionee holding Shares purchased upon exercise of an Option or grant of an Award to provide the Secretary of the Company, by letter mailed as provided hereinabove, with written notice of his or her direct mailing address.

d.  Applicable Law. To the extent that Federal laws do not otherwise control, the Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules thereof.

e.  Incentive Stock Options. The Company shall not be liable to an Optionee or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Incentive Stock Options are not incentive stock options as defined in Section 422 of the Code.

f.  Information to Participants and Optionees. The Company shall provide without charge to each Participant and Optionee copies of such annual and periodic reports as are provided by the Company to its stockholders generally.

g.  Availability of Plan. A copy of the Plan shall be delivered to the Secretary of the Company and shall be shown by him or her to any eligible person making reasonable inquiry concerning it.

h. Severability. In the event that any provision of the Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

i.  Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant Options or Awards for proper corporate purposes other than under the Plan to any Employee or to any other person, firm, corporation, association or other entity, or to grant Awards or Options, or assume such options or awards of any person, in connection with any acquisition, purchase, lease, merger, consolidation, reorganization, or otherwise, of all or part of the business or assets of any person, firm, corporation, association or other entity.

17.	Effective Date and Term of Plan.

The Amended and Restated Plan shall become effective upon stockholder approval as provided in Section 13 of the Plan. The Plan shall continue in effect for a term of expiring on April 21, 2015, unless sooner terminated under Section 14 of the Plan.

Certificate of Corporate Secretary

The Secretary of GTSI Corp. (the ”Company“) hereby certifies that the foregoing is a true and correct copy of the Company’s Amended and Restated 2007 Stock Incentive Plan, as approved by the Company’s stockholders on April 21, 2005, and as further amended and restated on May 3, 2007.

EXHIBIT 1

A1.  Restricted Stock, Restricted Stock Unit and Stock Appreciation Right Grants to Employees.

Subject to the limitations of the Plan, the Committee may in its sole and absolute discretion grant Restricted Stock, Restricted Stock Units and Stock Appreciation Rights to such Employees, in such numbers, upon such terms and conditions and at such times as the Committee shall determine and set forth in an Award Agreement, provided, however, that the maximum number of Shares with respect to which Restricted Stock, Restricted Stock Units and Stock Appreciation Rights may be granted during a fiscal year of the Company to any one Employee or Non-Employee Director shall not exceed 250,000 Shares and the maximum number of Shares with respect to which Restricted Stock, Restricted Stock Units and Stock Appreciation Rights may be granted during a fiscal year of the Company to all Employees and Non-Employee Directors shall not exceed 500,000 Shares.

(a)  Each grant shall specify the number of Shares to which it pertains, subject to the limitations set forth in Section 9 of the Plan.

(b)  Each grant shall specify the required period or periods (if any) of continuous service by the Participant with the Company and/or any performance or other conditions to be satisfied before the restrictions on the Restricted Stock, Restricted Stock Units or Stock Appreciation Rights (or installments thereof) shall lapse. Any grant may provide for vesting in the event of a termination of employment or a change in control of the Company or any other similar transaction or event. To the extent the Participant’s rights in Restricted Stock, Restricted Stock Units or Stock Appreciation Rights are forfeitable and nontransferable for a period of time, the Committee on the date of grant shall determine the maximum period over which the rights may become nonforfeitable and transferable, except that such period shall not exceed 10 years, provided that following stockholder approval of the amendments to this Plan at the 2007 annual meeting of stockholders, the maximum period for all subsequent grants shall be seven years.

(c)  Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. The Committee shall require that any stock certificates evidencing any Restricted Stock be held in the custody of the Company and/or bear a legend until the restrictions lapse, and that, as a condition of any Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award. As a condition to grant, if required by applicable law or otherwise determined by the Committee, Participants may be required to pay a minimum purchase price. Restricted Stock is nontransferable and subject to forfeiture until the restrictions lapse.

(d)  Restricted Stock Units represent a contractual right to receive the economic equivalent of an award of Restricted Stock. At the discretion of the Committee as set forth in the Award Agreement, Restricted Stock Units may be settled in Shares, the cash value of Shares, or a combination. No Shares will be issued at the time an award of Restricted Stock Units is made. Stock Appreciation Rights represent a contractual right to receive Shares equivalent in value to the increase, if any, in the value of a designated number of Shares over the value of such number of Shares as is designated in the Stock Appreciation Right Award (which shall in no event be less than the value of such number of Shares on the effective date of the Stock Appreciation Right Award). Stock Appreciation Rights may only be settled in the form of Shares.

(e)  Unless otherwise determined by the Committee and except as provided in (f) below, Participants holding Restricted Stock may exercise full voting rights and other rights as a shareholder with respect to those Shares prior to the lapse of restrictions, except that the Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of Shares granted pursuant to Restricted Stock. The transfer limitations set forth in the preceding sentence shall not apply after the Restricted Stock becomes transferable and no longer forfeitable. However, Participants holding Restricted Stock Units (as opposed to Restricted Stock) and Participants holding Stock Appreciation Rights shall not have any rights as a shareholder prior to the actual issuance of Shares.

(f)  Unless otherwise determined by the Committee, Participants holding Restricted Stock or Restricted Stock Units shall be entitled to receive all dividends (or dividend equivalents) and other distributions paid with respect to the Shares underlying the Awards; provided that such dividends (or dividend equivalents) shall not be paid currently, but rather be credited to an account established for the Participant and invested in additional Restricted Stock or Restricted Stock Units on the distribution date of the applicable dividend. The restrictions on any additional Shares or units credited in respect of dividends (or dividend equivalents) shall become vested and nonforfeitable, if at all, on the same terms and conditions as are applicable in respect of the Restricted Stock or Restricted Stock Units with respect to which such dividends (or dividend equivalents) were payable. The provisions of this Paragraph (f) shall not apply to Stock Appreciation Rights.

(g)  To the extent the Restricted Stock or Restricted Stock Units are designated as ”performance-based“ compensation under Section 162(m) of the Code, they shall be subject to the restrictions set forth in Section A3, below.

(h)  Unless an individual Award Agreement provides otherwise, if the employment of a Participant is terminated for Cause, his or her Restricted Stock, Restricted Stock Units and Stock

Appreciation Rights shall terminate and can no longer become vested or payable as of the Participant’s termination date.

A2.  Performance Awards to Employees.

Subject to the limitations of the Plan, the Committee may in its sole and absolute discretion grant Performance Awards to such Employees, in such numbers, upon such terms and conditions and at such times as the Committee shall determine. Performance Awards may be denominated in cash (e.g. units valued at $100) or Shares. Performance Awards may be settled in cash or Shares, at the discretion of the Committee, as set forth in the Award Agreement.

(a)  Each grant shall specify the number of Shares or units to which it pertains, subject to the limitations set forth in Section 9 of the Plan. No Shares will be issued at the time a Performance Award is made.

(b)  Each grant shall specify the performance conditions and required period or periods (if any) of continuous service by the Participant with the Company to earn the Performance Awards. The Committee may provide that if performance relative to the performance goals exceeds targeted levels, then the number of Performance Awards earned shall be a multiple, not in excess of 200%, of those that would be earned for target performance. Any grant may provide for the settlement of Performance Awards in the event of a termination of employment or a Change in Control of the Company or any other similar transaction or event. The Committee, on the date of grant, shall determine the maximum period over which Performance Awards may be earned, except that such period shall not exceed 10 years, provided that following stockholder approval of the amendments to this Plan at the 2007 annual meeting of stockholders, the maximum period for all subsequent grants shall be seven years.

(c)  Unless otherwise determined by the Committee, Participants holding Performance Awards shall not have any rights as a shareholder prior to the actual issuance of Shares, if applicable.

(d)  To the extent the Performance Awards are designated as “performance-based” compensation under Section 162(m) of the Code, they shall be subject to the restrictions set forth in Section A3, below.

(e)  Unless an Award Agreement provides otherwise, if the employment of a Participant is terminated for Cause, his or her Performance Awards shall terminate and no longer be payable or settled as of the Participant’s termination date.

A3.  Qualified Performance-Based Awards.

The Committee may designate whether any Award granted to a Covered Employee is intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

(a)  Any Award designated as intended to be performance-based compensation shall be, to the extent required by Section 162(m) of the Code, either (1) conditioned upon the achievement of one or more of the following performance measures or (2) granted based upon the achievement of one or more of the following performance measures: total shareholder return, stock price, operating earnings, net earnings, return on equity or capital, income, level of expenses or growth in revenue. Performance goals may be established on a Company-wide basis or with respect to one or more business units or divisions or subsidiaries. The targeted level or levels of performance (which may include minimum, maximum and target levels of performance) with respect to such performance measures may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. When establishing performance goals for a performance period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non recurring items, and the cumulative effects of accounting changes. Only in the case of employees who are not Covered Employees, the Committee may also adjust the performance goals for any performance period as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine; including, without limitation, any adjustments that would result in the Company paying non-deductible compensation to a Participant.

(b)  Any Award that is intended to qualify as “performance-based compensation” shall also, to the extent required by Section 162(m) of the Code, be subject to the following:

(i)  No later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) grant a target number of Shares or units, (2) select the performance goal or goals applicable to the performance period and (3) specify the relationship between performance goals and the number of Shares or units that may be earned by a Participant for such performance period.

(ii)  Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the number of units or Shares, if any, earned by a Participant for such performance period.

(iii)  In determining the number of units or Shares earned by a Participant for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount earned at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

A4.  Awards to Non-Employee Directors.

(a)  Annual Grant. Following the close of business of the Company on the date of the annual meeting of shareholders of the Company held each year during the term of the Plan, commencing after the 2005 annual meeting of shareholders, each Non-Employee Director who is eligible to receive an Award under the Plan shall be granted such number of Shares of Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, or other forms of long-term compensation available under the Plan, as the Board of Directors, in its sole discretion, shall determine.

(b)  Additional Grants Upon Other Election or Appointment to the Board. In addition, the Committee shall have discretion to grant Awards to any Non-Employee Director who is appointed or elected to the Board of Directors at any time other than at the annual meeting of shareholders of the Company.

(c)  Awards granted to Non-Employee Directors may or may not have similar terms as Awards to Employees.